EXHIBIT 99.1

McKESSON REPORTS FISCAL 2014 SECOND-QUARTER RESULTS

•	Revenues of $33 billion for the second quarter, up 11%.

•	Second-quarter GAAP earnings per diluted share of $1.74, up 4%, which included a 5 cent loss from discontinued operations.

•	Second-quarter Adjusted Earnings per diluted share from continuing operations of $2.27, up 19%.

•	Fiscal 2014 Outlook: Adjusted Earnings per diluted share from continuing operations of $8.40 to $8.70.

SAN FRANCISCO, October 24, 2013 – McKesson Corporation (NYSE:MCK) today reported that revenues for the second quarter ended September 30, 2013 were $33 billion, up 11% compared to $29.8 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), second-quarter earnings per diluted share was $1.74 compared to $1.67 a year ago.

Second-quarter Adjusted Earnings per diluted share from continuing operations was $2.27, up 19% compared to $1.91 a year ago.

For the first half of the fiscal year, McKesson generated cash from operations of $813 million, and ended the quarter with cash and cash equivalents of $3 billion. During the first half of the fiscal year, McKesson paid $99 million in dividends, had internal capital spending of $197 million, and spent $116 million on acquisitions.

“McKesson delivered another quarter of strong operating performance,” said John H. Hammergren, chairman and chief executive officer. “I am pleased with the excellent performance across all of our businesses for the first half of our fiscal year. Based on our performance to date and our expectations for the fiscal year, we are updating our previous outlook and now expect Adjusted Earnings per diluted share of $8.40 to $8.70 for the fiscal year ending March 31, 2014.”

Segment Results

Distribution Solutions revenues were up 11% in the second quarter, driven mainly by strong growth in U.S. pharmaceutical direct distribution and services revenues due to market growth, our mix of business and one additional sales day.

Canadian revenues, on a constant currency basis, increased 14% for the second quarter primarily due to market growth and new customer wins. Including an unfavorable currency impact of 5%, Canadian revenues increased 9% for the second quarter.

Medical-Surgical distribution and services revenues were up 68% for the second quarter driven primarily by the acquisition of PSS World Medical and market growth.

In the second quarter, Distribution Solutions GAAP operating profit was $685 million and GAAP operating margin was 2.13%. Second-quarter adjusted operating profit was $827 million and the adjusted operating margin was 2.57%.

Technology Solutions revenues were up 8% in the second quarter compared to the prior year driven primarily by acquisitions completed in the prior year. GAAP operating profit was $113 million for the second quarter and GAAP operating margin was 14.39%. Adjusted operating profit was $132 million for the second quarter and adjusted operating margin was 16.82%.

Fiscal Year 2014 Outlook

McKesson expects Adjusted Earnings per diluted share from continuing operations between $8.40 and $8.70 for the fiscal year ending March 31, 2014, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of 76 cents per diluted share.

•	Acquisition expenses and related adjustments of 23 cents per diluted share.

•	Litigation reserve adjustments of approximately 18 cents per diluted share.

•	LIFO inventory-related charges of 37 to 43 cents per diluted share.

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Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: material adverse resolution of pending legal proceedings; changes in the U.S. healthcare industry and regulatory environment; changes in the Canadian healthcare industry and regulatory environment; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad;

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malfunction, failure or breach of sophisticated internal information systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; foreign currency fluctuations or disruptions to our foreign operations; new or revised tax legislation or challenges to our tax positions; the company’s ability to successfully identify, consummate, finance and integrate strategic acquisitions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; and changes in accounting principles generally accepted in the United States of America. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 8:30 AM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 888-203-1112 (from the U.S. and Canada) or 719-457-0820 (from all other countries) and the pass code is 6981076. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at www.mckesson.com/investors.

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Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. We partner with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

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Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30,			Six Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Revenues	$32,954	$29,755	11%	$65,162	$60,454	8%
Cost of sales (1)	(30,945)	(28,072)	10	(61,233)	(57,210)	7

Gross profit	2,009	1,683	19	3,929	3,244	21

Operating expenses	(1,295)	(1,033)	25	(2,553)	(2,083)	23
Litigation charges (2)	(35)	(44)	(20)	(50)	(60)	(17)
Gain on business combination (3)	—	—	—	—	81	—

Total operating expenses	(1,330)	(1,077)	23	(2,603)	(2,062)	26

Operating income	679	606	12	1,326	1,182	12
Other income, net	9	10	(10)	15	18	(17)
Interest expense	(59)	(55)	7	(118)	(111)	6

Income from continuing operations before income taxes	629	561	12	1,223	1,089	12
Income tax expense	(213)	(162)	31	(387)	(311)	24

Income from continuing operations	416	399	4	836	778	7
Income (loss) from discontinued operations, net of tax (4)	(12)	2	—	(8)	3	—

Net income	$404	$401	1	$828	$781	6

Earnings (loss) per common share (5)
Diluted
Continuing operations	$1.79	$1.66	8%	$3.60	$3.24	11%
Discontinued operations	(0.05)	0.01	—	(0.04)	0.01	—

Total	$1.74	$1.67	4	$3.56	$3.25	10

Basic
Continuing operations	$1.82	$1.69	8%	$3.67	$3.30	11%
Discontinued operations	(0.06)	0.01	—	(0.04)	0.01	—

Total	$1.76	$1.70	4	$3.63	$3.31	10

Weighted average common shares
Diluted	233	240	(3)%	232	240	(3)%
Basic	229	236	(3)	228	236	(3)

(1)	Cost of sales for the second quarter and first six months of fiscal years 2014 and 2013 includes charges in our Distribution Solutions segment related to our last-in-first-out (“LIFO”) method of accounting for inventories of $44 million and $3 million. Cost of sales for the first six months of fiscal year 2014 includes the receipt of $7 million and for the second quarter and first six months of fiscal year 2013 the receipt of $19 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.
(2)	Represent charges for the Average Wholesale Price (“AWP”) litigation.
(3)	For the first six months of fiscal year 2013, operating expenses include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(4)	Represents our International Technology and Hospital Automation businesses in our Technology Solutions segment and a small business in our Distribution Solutions segment.
(5)	Certain computations may reflect rounding adjustments.

Schedule 2A

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended September 30, 2013						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$32,954	$—	$—	$—	$—	$32,954	11%	11%

Gross profit	$2,009	$5	$—	$—	$44	$2,058	19	22
Operating expenses	(1,330)	65	13	35	—	(1,217)	23	23
Other income, net	9	—	—	—	—	9	(10)	(10)
Interest expense	(59)	—	—	—	—	(59)	7	7

Income from continuing operations before income taxes	629	70	13	35	44	791	12	20
Income tax expense	(213)	(25)	(5)	(2)	(17)	(262)	31	32

Income from continuing operations	$416	$45	$8	$33	$27	$529	4	15

Diluted earnings per common share from continuing operations (2)	$1.79	$0.19	$0.03	$0.14	$0.12	$2.27	8%	19%

Diluted weighted average common shares	233	233	233	233	233	233	(3)%	(3)%

	Quarter Ended September 30, 2012
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$29,755	$—	$—	$—	$—	$29,755
Gross profit (1)	$1,683	$3	$—	$—	$3	$1,689
Operating expenses	(1,077)	44	2	44	—	(987)
Other income, net	10	—	—	—	—	10
Interest expense	(55)	—	—	—	—	(55)

Income from continuing operations before income taxes	561	47	2	44	3	657
Income tax expense	(162)	(18)	—	(17)	(1)	(198)

Income from continuing operations	$399	$29	$2	$27	$2	$459

Diluted earnings per common share from continuing operations (2)	$1.66	$0.12	$0.01	$0.11	$0.01	$1.91

Diluted weighted average common shares	240	240	240	240	240	240

(1)	For the second quarter of fiscal year 2013, gross profit includes the receipt of $19 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.
(2)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects:

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations.

Litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Average Wholesale Price and Securities Litigation matters, as such terms were defined in the Company’s Annual Reports on Form 10-K for the fiscal years ended March 31, 2013 and 2009.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Schedule 2B

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

							Change
	Six Months Ended September 30, 2013						Vs. Prior Period
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Revenues	$65,162	$—	$—	$—	$—	$65,162	8%	8%

Gross profit (1)	$3,929	$11	$—	$—	$44	$3,984	21	22
Operating expenses	(2,603)	130	26	50	—	(2,397)	26	20
Other income, net	15	—	—	—	—	15	(17)	(17)
Interest expense	(118)	—	—	—	—	(118)	6	6

Income from continuing operations before income taxes	1,223	141	26	50	44	1,484	12	27
Income tax expense	(387)	(52)	(10)	(8)	(17)	(474)	24	39

Income from continuing operations	$836	$89	$16	$42	$27	$1,010	7	22

Diluted earnings per common share from continuing operations (3)	$3.60	$0.38	$0.07	$0.18	$0.12	$4.35	11%	26%

Diluted weighted average common shares	232	232	232	232	232	232	(3)%	(3)%

	Six Months Ended September 30, 2012
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Revenues	$60,454	$—	$—	$—	$—	$60,454
Gross profit (1)	$3,244	$6	$—	$—	$3	$3,253
Operating expenses (2)	(2,062)	89	(77)	60	—	(1,990)
Other income, net	18	—	—	—	—	18
Interest expense	(111)	—	—	—	—	(111)

Income from continuing operations before income taxes	1,089	95	(77)	60	3	1,170
Income tax expense	(311)	(35)	29	(23)	(1)	(341)

Income from continuing operations	$778	$60	$(48)	$37	$2	$829

Diluted earnings per common share from continuing operations (3)	$3.24	$0.25	$(0.20)	$0.15	$0.01	$3.45

Diluted weighted average common shares	240	240	240	240	240	240

(1)	For the first six months of fiscal years 2014 and 2013, gross profit includes the receipt of $7 million and $19 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.
(2)	For the first six months of fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax ($51 million after-tax) gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.
(3)	Certain computations may reflect rounding adjustments.

Schedule 3A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended September 30, 2013			Quarter Ended September 30, 2012			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
Direct distribution & services	$23,729	$—	$23,729	$20,938	$—	$20,938	13%		13%
Sales to customers’ warehouses	4,340	—	4,340	4,806	—	4,806	(10)		(10)

Total U.S. pharmaceutical distribution & services	28,069	—	28,069	25,744	—	25,744	9		9
Canada pharmaceutical distribution & services	2,633	—	2,633	2,409	—	2,409	9		9
Medical-Surgical distribution & services	1,467	—	1,467	873	—	873	68		68

Total Distribution Solutions	32,169	—	32,169	29,026	—	29,026	11		11

Technology Solutions
Services	656	—	656	585	—	585	12		12
Software	108	—	108	119	—	119	(9)		(9)
Hardware	21	—	21	25	—	25	(16)		(16)

Total Technology Solutions	785	—	785	729	—	729	8		8

Revenues	$32,954	$—	$32,954	$29,755	$—	$29,755	11		11

GROSS PROFIT
Distribution Solutions (1)	$1,623	$45	$1,668	$1,339	$4	$1,343	21		24
Technology Solutions	386	4	390	344	2	346	12		13

Gross profit	$2,009	$49	$2,058	$1,683	$6	$1,689	19		22

OPERATING EXPENSES
Distribution Solutions (2)	$(944)	$97	$(847)	$(724)	$77	$(647)	30		31
Technology Solutions	(273)	15	(258)	(254)	13	(241)	7		7
Corporate	(113)	1	(112)	(99)	—	(99)	14		13

Operating expenses	$(1,330)	$113	$(1,217)	$(1,077)	$90	$(987)	23		23

OTHER INCOME, NET
Distribution Solutions	$6	$—	$6	$6	$—	$6	—		—
Technology Solutions	—	—	—	2	—	2	—		—
Corporate	3	—	3	2	—	2	50		50

Other income, net	$9	$—	$9	$10	$—	$10	(10)		(10)

OPERATING PROFIT
Distribution Solutions (1) (2)	$685	$142	$827	$621	$81	$702	10		18
Technology Solutions	113	19	132	92	15	107	23		23

Operating profit	798	161	959	713	96	809	12		19
Corporate	(110)	1	(109)	(97)	—	(97)	13		12

Income from continuing operations before interest expense and income taxes	$688	$162	$850	$616	$96	$712	12		19

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (2)	2.13%		2.57%	2.14%		2.42%	(1	) bp	15	bp
Technology Solutions	14.39		16.82	12.62		14.68	177		214

(1)	For the second quarters of fiscal years 2014 and 2013, results, as reported under GAAP, include LIFO charges of $44 million and $3 million. For the second quarter of fiscal year 2013, results include the receipt of $19 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.
(2)	For the second quarters of fiscal years 2014 and 2013, results, as reported under GAAP, include AWP litigation charges of $35 million and $44 million.

Schedule 3B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Six Months Ended September 30, 2013			Six Months Ended September 30, 2012			Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)		Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
Direct distribution & services	$46,761	$—	$46,761	$42,239	$—	$42,239	11%		11%
Sales to customers’ warehouses	8,788	—	8,788	10,153	—	10,153	(13)		(13)

Total U.S. pharmaceutical distribution & services	55,549	—	55,549	52,392	—	52,392	6		6
Canada pharmaceutical distribution & services	5,199	—	5,199	4,926	—	4,926	6		6
Medical-Surgical distribution & services	2,824	—	2,824	1,668	—	1,668	69		69

Total Distribution Solutions	63,572	—	63,572	58,986	—	58,986	8		8

Technology Solutions
Services	1,317	—	1,317	1,179	—	1,179	12		12
Software	231	—	231	237	—	237	(3)		(3)
Hardware	42	—	42	52	—	52	(19)		(19)

Total Technology Solutions	1,590	—	1,590	1,468	—	1,468	8		8

Revenues	$65,162	$—	$65,162	$60,454	$—	$60,454	8		8

GROSS PROFIT
Distribution Solutions (1)	$3,143	$45	$3,188	$2,554	$5	$2,559	23		25
Technology Solutions	786	10	796	690	4	694	14		15

Gross profit	$3,929	$55	$3,984	$3,244	$9	$3,253	21		22

OPERATING EXPENSES
Distribution Solutions (2)	$(1,849)	$178	$(1,671)	$(1,443)	$129	$(1,314)	28		27
Technology Solutions	(554)	27	(527)	(511)	24	(487)	8		8
Corporate (3)	(200)	1	(199)	(108)	(81)	(189)	85		5

Operating expenses	$(2,603)	$206	$(2,397)	$(2,062)	$72	$(1,990)	26		20

OTHER INCOME, NET
Distribution Solutions	$10	$—	$10	$10	$—	$10	—		—
Technology Solutions	—	—	—	3	—	3	—		—
Corporate	5	—	5	5	—	5	—		—

Other income, net	$15	$—	$15	$18	$—	$18	(17)		(17)

OPERATING PROFIT
Distribution Solutions (1) (2)	$1,304	$223	$1,527	$1,121	$134	$1,255	16		22
Technology Solutions	232	37	269	182	28	210	27		28

Operating profit	1,536	260	1,796	1,303	162	1,465	18		23
Corporate	(195)	1	(194)	(103)	(81)	(184)	89		5

Income from continuing operations before interest expense and income taxes	$1,341	$261	$1,602	$1,200	$81	$1,281	12		25

STATISTICS
Operating profit as a % of revenues
Distribution Solutions (1) (2)	2.05%		2.40%	1.90%		2.13%	15	bp	27	bp
Technology Solutions	14.59		16.92	12.40		14.31	219		261

(1)	For the first six months of fiscal years 2014 and 2013, results, as reported under GAAP, include LIFO charges of $44 million and $3 million. For the first six months of fiscal years 2014 and 2013, results include the receipt of $7 million and $19 million representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.
(2)	For the first six months of fiscal years 2014 and 2013, results, as reported under GAAP, include AWP litigation charges of $50 million and $60 million.
(3)	For the first six months of fiscal year 2013, operating expenses, as reported under GAAP, include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

Schedule 4A

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended September 30, 2013				Quarter Ended September 30, 2012
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$32,169	$785	$—	$32,954	$29,026	$729	$—	$29,755

Gross profit (1)	$1,623	$386	$—	$2,009	$1,339	$344	$—	$1,683
Operating expenses	(944)	(273)	(113)	(1,330)	(724)	(254)	(99)	(1,077)
Other income, net	6	—	3	9	6	2	2	10

Income from continuing operations before interest expense and income taxes	685	113	(110)	688	621	92	(97)	616
Interest expense	—	—	(59)	(59)	—	—	(55)	(55)

Income from continuing operations before income taxes	$685	$113	$(169)	$629	$621	$92	$(152)	$(561)

Pre-Tax Adjustments:
Gross profit	$1	$4	$—	$5	$1	$2	$—	$3
Operating expenses	52	13	—	65	31	13	—	44

Amortization of acquisition-related intangibles	53	17	—	70	32	15	—	47

Operating expenses - Acquisition expenses and related adjustments	10	2	1	13	2	—	—	2

Operating expenses - Litigation reserve adjustments	35	—	—	35	44	—	—	44

Gross profit - LIFO-related adjustments	44	—	—	44	3	—	—	3

Total pre-tax adjustments	$142	$19	$1	$162	$81	$15	$—	$96

Adjusted Earnings (Non-GAAP):
Revenues	$32,169	$785	$—	$32,954	$29,026	$729	$—	$29,755

Gross profit (1)	$1,668	$390	$—	$2,058	$1,343	$346	$—	$1,689
Operating expenses	(847)	(258)	(112)	(1,217)	(647)	(241)	(99)	(987)
Other income, net	6	—	3	9	6	2	2	10

Income from continuing operations before interest expense and income taxes	827	132	(109)	850	702	107	(97)	712
Interest expense	—	—	(59)	(59)	—	—	(55)	(55)

Income from continuing operations before income taxes	$827	$132	$(168)	$791	$702	$107	$(152)	$657

(1)	For the second quarter of fiscal year 2013, gross profit includes the receipt of $19 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.

Schedule 4B

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Six Months Ended September 30, 2013				Six Months Ended September 30, 2012
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$63,572	$1,590	$—	$65,162	$58,986	$1,468	$—	$60,454

Gross profit (1)	$3,143	$786	$—	$3,929	$2,554	$690	$—	$3,244
Operating expenses (2)	(1,849)	(554)	(200)	(2,603)	(1,443)	(511)	(108)	(2,062)
Other income, net	10	—	5	15	10	3	5	18

Income from continuing operations before interest expense and income taxes	1,304	232	(195)	1,341	1,121	182	(103)	1,200
Interest expense	—	—	(118)	(118)	—	—	(111)	(111)

Income from continuing operations before income taxes	$1,304	$232	$(313)	$1,223	$1,121	$182	$(214)	$1,089

Pre-Tax Adjustments:
Gross profit	$1	$10	$—	$11	$2	$4	$—	$6
Operating expenses	106	24	—	130	66	23	—	89

Amortization of acquisition-related intangibles	107	34	—	141	68	27	—	95

Operating expenses - Acquisition expenses and related adjustments	22	3	1	26	3	1	(81)	(77)

Operating expenses - Litigation reserve adjustments	50	—	—	50	60	—	—	60

Gross profit - LIFO-related adjustments	44	—	—	44	3	—	—	3

Total pre-tax adjustments	$223	$37	$1	$261	$134	$28	$(81)	$81

Adjusted Earnings (Non-GAAP):
Revenues	$63,572	$1,590	$—	$65,162	$58,986	$1,468	$—	$60,454

Gross profit (1)	$3,188	$796	$—	$3,984	$2,559	$694	$—	$3,253
Operating expenses	(1,671)	(527)	(199)	(2,397)	(1,314)	(487)	(189)	(1,990)
Other income, net	10	—	5	15	10	3	5	18

Income from continuing operations before interest expense and income taxes	1,527	269	(194)	1,602	1,255	210	(184)	1,281
Interest expense	—	—	(118)	(118)	—	—	(111)	(111)

Income from continuing operations before income taxes	$1,527	$269	$(312)	$1,484	$1,255	$210	$(295)	$1,170

(1)	For the first six months of fiscal years 2014 and 2013, gross profit includes the receipt of $7 million and $19 million in our Distribution Solutions segment representing our share of settlements of antitrust class action lawsuits brought against drug manufacturers.
(2)	For the first six months of fiscal year 2013, operating expenses include an $81 million pre-tax gain on business combination related to the acquisition of the remaining 50% ownership interest in our corporate headquarters building.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	September 30,	March 31,
	2013	2013
ASSETS
Current Assets
Cash and cash equivalents	$2,960	$2,456
Receivables, net	10,321	9,975
Inventories, net	10,484	10,335
Prepaid expenses and other	780	404

Total Current Assets	24,545	23,170

Property, Plant and Equipment, Net	1,348	1,321
Goodwill	6,323	6,405
Intangible Assets, Net	2,150	2,270
Other Assets	1,581	1,620

Total Assets	$35,947	$34,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$16,435	$16,108
Deferred revenue	1,056	1,359
Deferred tax liabilities	1,529	1,626
Current portion of long-term debt	353	352
Other accrued liabilities	2,006	1,912

Total Current Liabilities	21,379	21,357

Long-Term Debt	4,521	4,521
Other Noncurrent Liabilities	2,058	1,838
Stockholders’ Equity	7,989	7,070

Total Liabilities and Stockholders’ Equity	$35,947	$34,786

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Six Months Ended September 30,
	2013	2012
OPERATING ACTIVITIES
Net income	$828	$781
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	316	252
Deferred taxes	152	398
Share-based compensation expense	73	82
Gain on business combination	—	(81)
Other non-cash items	62	21
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(390)	211
Inventories	(235)	19
Drafts and accounts payable	347	(624)
Deferred revenue	(211)	178
Taxes	6	(118)
Litigation charges	50	60
Litigation settlement payments	(20)	(438)
Other	(165)	(282)

Net cash provided by operating activities	813	459

INVESTING ACTIVITIES
Property acquisitions	(131)	(83)
Capitalized software expenditures	(66)	(75)
Acquisitions, less cash and cash equivalents acquired	(116)	(251)
Other	39	58

Net cash used in investing activities	(274)	(351)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	150	1,125
Repayments of short-term borrowings	(150)	(1,525)
Common stock transactions:
Issuances	119	80
Share repurchases, including shares surrendered for tax withholding	(128)	(53)
Dividends paid	(99)	(100)
Other	71	40

Net cash used in financing activities	(37)	(433)

Effect of exchange rate changes on cash and cash equivalents	2	7

Net increase (decrease) in cash and cash equivalents	504	(318)
Cash and cash equivalents at beginning of period	2,456	3,149

Cash and cash equivalents at end of period	$2,960	$2,831